Exhibit 8.1

DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020-1104 www.dlapiper.com

December 23, 2008

ViroPharma Incorporated

730 Stockton Drive

Exton, PA 19341

Re:	Certain U.S. Federal Tax Considerations of Common Stock

Ladies and Gentlemen:

We have acted as counsel to ViroPharma Incorporated, a Delaware corporation (“ViroPharma”), in connection with the filing of the registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). You have requested our opinion regarding the accuracy of the discussion set forth under the heading “Certain U.S. Federal Tax Considerations” in the Registration Statement. This opinion is being furnished to you in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Act, in connection with the filing of the Registration Statement with the Commission to register the shares of ViroPharma’s common stock, par value $.002 per share, to be issued in connection with the exercise of certain warrants (the “Warrants”) issued by Lev Pharmaceuticals, Inc. (“Lev”) prior to the acquisition of Lev by ViroPharma.

INFORMATION AND ASSUMPTIONS RELIED ON

In rendering the opinion expressed in this letter, we have examined and relied upon, without independent investigation or verification, such documents as we have deemed appropriate, including the Registration Statement. In our examination of documents and in our reliance upon them in issuing this opinion, we have assumed, that all documents submitted to us as photocopies, telecopies, or electronic transmissions faithfully reproduce the originals thereof; that all such documents submitted to us have been or will be duly executed and validly signed (and filed, where applicable) to the extent required in substantially the same form as they have been provided to us; that each executed document will constitute the legal, valid, binding, and enforceable agreement of the signatory parties; that all representations and statements set forth in such documents, which we have not attempted to verify independently, are and will remain true, correct, and complete in all respects, without regard to any qualification as to knowledge or belief; and that all obligations imposed on, or covenants agreed to by, the parties pursuant to any of such documents have been or will be performed or satisfied in accordance with their terms in all material respects. Furthermore, we have assumed that you have disclosed to us all of the documents that are relevant to the transactions that are the subject of this opinion.

ViroPharma Incorporated

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OPINION

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service (the “Service”) and such other authorities as we have considered relevant. Our opinion is expressed as of the date hereof and is based upon existing statutory, regulatory, administrative, and judicial authority and guidance in effect as of the date hereof, any of which may be changed at any time, possibly with retroactive effect. A change in any of the authorities or guidance upon which our opinion is based could affect our conclusions. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the statements, assumptions, and representations referred to herein that we have assumed with your consent to be true, accurate, and complete on the date hereof. Our opinion cannot be relied upon if any of the material facts contained in such documents or such additional information, statements, assumptions, or representations referred to herein is, or later becomes, inaccurate. We disclaim any undertakings to advise you of any subsequent change in the facts stated, referenced, or assumed herein or any subsequent change in the authorities or guidance upon which our opinion is based.

Our opinion represents our legal judgment and has no official status of any kind. Accordingly, we cannot assure you that the matters expressed in the discussion set forth under the heading “Certain U.S. Federal Tax Considerations” in the Registration Statement will be accepted by the Service or, if challenged, by a court having jurisdiction over the issues. Finally, our opinion is limited to the tax matters specifically addressed herein, and no other opinions should be inferred beyond the matters expressly stated. We have not been asked to address, nor have we addressed, any other tax consequences of the exercise of the Warrants, including, but not limited to, any other federal, state, local, foreign, transfer, sales, or use tax consequences, or any tax consequences of any other transactions or events contemplated by or referred to in the Warrants or the Registration Statement.

Based upon and subject to the foregoing and the qualifications set forth in the Registration Statement, it is our opinion that, the discussion set forth under the heading “Certain U.S. Federal Tax Considerations” in the Registration Statement constitutes, in all material respects, a fair, true, and accurate summary of the United States federal income tax consequences of the exercise of the Warrants.

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Act, we hereby consent to the filing of this letter as an exhibit to the Registration Statement, and we hereby consent to any reference to us under the heading “Certain U.S. Federal Tax Considerations” in the Registration Statement. In giving our consent, we do not thereby admit

ViroPharma Incorporated

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that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. Except as set forth above, this opinion is not to be used, circulated, quoted from, or otherwise referred to for any purpose without our prior written consent.

Except as otherwise provided herein, this letter is furnished to you solely in connection with the filing of the Registration Statement and is solely for your benefit and, except as otherwise provided for herein, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue in any respect.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)